UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 31, 2005

                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)


          Nevada                      0-32513                 87-0403239
(State or other jurisdiction   (Commission File Number)    (IRS Employer
     of incorporation)                                   Identification No.)


        111 Airport Road, Warwick, Rhode Island                02889
        (Address of Principal Executive Offices)            (Zip Code)



       Registrant's telephone number, including area code: (401) 352-2300



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 3.02

In February 2005, the Company issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from the previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

In February 2005, the Company issued 1,065,179 shares of common stock to Jenkins & Gilchrist upon exercise of a warrant.

In February 2005, the Company issued 100,000 shares of common stock to Michael Williams in settlement of outstanding interest charges of $3,500.

In February 2005, the Company issued 1,644,737 shares of common stock to Cornell Capital Partners upon conversion of $75,000 of the Convertible Debenture. These shares were restricted under Rule 144.

On March 29, 2005, the Board of Directors approved the issuance of 55,601,964 shares of common stock pursuant to agreements entered into by the company relating to investments in the company, the provision of services to the company, recognition of employee performance in 2004 and in settlement of certain claims against the company. In particular, the company issued 20,000,000 shares in connection with the conversion of the $200,000 convertible debenture issued to acquire Airport Network Solutions (ANS), as discussed below. In addition, the issuance of 26,008,964 shares reflects the conversion of approximately $904,061 of the company's debt in return for the issuance of such shares and 9,593,000 shares represent bonuses to employees and consultants as well as payment of consulting services.

Of the approximately 55.6 million shares issued, approximately 30 million are being issued to officers and employees of the company.

The facts relating to each circumstance are specified below:

Relating to Acquisitions

In December, 2003, we acquired all of the issued and outstanding shares of capital stock of Airport Network Solutions, Inc., a Delaware corporation, ("ANS") pursuant to the issuance of a convertible promissory note in the principal amount equal to $200,000 to the shareholders of ANS. The note accrues interest at an annual rate of five percent (5%) beginning one year from the date of the note. The note is due and payable on December 18, 2005. On March 16, 2005, the former shareholders of ANS exercised their right to convert this note into the Company's common stock at a rate of $.01 per share. Pursuant to this notice, the Company issued 10,192,000 shares to Richard Schiffmann (currently President of the Company), 8,922,000 shares to Pamela Brown and 886,000 shares to Kim Staskus. In conjunction with the acquisition, the company entered into consulting agreements with Mr. Schiffmann and Ms. Brown, pursuant to which each of them has been issued, 2,500,000 shares. The shares connected with this conversion and the consulting agreements were issued on March 29, 2005.

Relating to Company Employees and Consultants

On August 23, 2004, the company entered into a consulting agreement (as amended from time to time) with Steven Harris, under which Mr. Harris provided strategic and legal services to the company. Pursuant to that agreement, Mr. Harris was issued 1,796,000 shares as partial compensation for his time for the period through February 28, 2005. These shares were issued at an average price of $.0347, reflecting the closing market price on the days prior to the signing of the consulting agreement and its amendments. On March 1, 2005, Mr. Harris became a member of the company's Board of Directors and continues as a consultant to the company. The shares were issued on March 29, 2005.

On March 29, 2005, the Company in recognition of services provided to the Company without remuneration, and which services enabled the Company to achieve its strategic goals, determined that the following consultants be granted a total of 3,500,000 shares in accordance with the schedule below:

    Name                      # of Shares          Name         # of Shares
    ----                      -----------          ----         -----------
Alexander Jaramishian        200,000 shares     David Sarna   1,950,000 shares
David Rinker               1,250,000 shares     James Tower     100,000 shares


On March 29, 2005 the company determined to award bonuses to certain employees and consultants in recognition of their performance during 2004, pursuant to which the following 6,093,000 shares were issued:

        Individual          # of Shares        Individual            # of Shares
        ----------          -----------        ----------            -----------
      Dennis DiBattista      1,750,000              John Balbach      1,918,000
   William Ankerstjerne      1,250,000     H. Jon Krabbenschmidt        550,000
          Lois Bandomer         75,000            Martin Lendway        100,000
         Michael Briggs        100,000             Paulo Martins         75,000
           Gary Dombeck         50,000             Jason Te Wahu        150,000
            Akemi Finck         75,000

All of the consulting and employee shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

Relating to the Settlement of Certain Claims

At various times during 2003 and 2004, William Kelley provided the company with certain equipment and technical and operational services, for which the company recorded $17,000 in accounts payable. On March 29, 2005, the company reached a settlement agreement with Mr. Kelly under which he agreed to accept 400,000 shares in lieu of payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

At various times during 2003 and 2004, the company did not pay rent on its offices in a timely way, On March 29, 2005; Linda Kinney agreed to accept 200,000 shares in settlement of her claims in this regard. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

At various times during 2003 and 2004, Francis Parisi provided legal services to the company. On March 29, 2005, Mr. Parisi agreed to accept 350,000 shares in lieu of payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

During 2004, James Tower provided the company with certain services for which the company recorded $8,000 in accounts payable. On March 29, 2005, the company reached a settlement agreement with Mr. Tower under which he agreed to accept 123,077 shares in lieu of payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

Relating to Certain Investments

On March 1, 2001, Joseph Oakes invested $6,000 in the company in return for a two year note at 12% interest. On March 29, 2005, the company reached a settlement agreement with Mr. Oakes under which he agreed to accept 125,000 shares in lieu of payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

On March 1, 2001, Fred Pastana invested $6,000 in the company in return for a two year note at 12% interest. On March 29, 2005, the company reached a settlement agreement with Mr. Pastana under which he agreed to accept 125,000 shares in lieu of payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

On March 1, 2001, Ernest Vergano invested $12,000 in the company in return for a two year note at 12% interest. On March 29, 2005, the company reached a settlement agreement with Mr. Vergano under which he agreed to accept 250,000 shares in lieu of payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

On March 14, 2004, George Getz invested $25,000 in the company. On March 29, 2005, the Company reached an agreement with Mr. Getz under which he agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

On March 14, 2004, Sarah Lord invested $25,000 in the company. On March 29, 2005, the Company reached an agreement with Ms. Lord under which she agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

On March 14, 2004, John Pappadakis invested $10,000 in the company. On March 29, 2005, the Company reached an agreement with Mr. Pappadakis under which he agreed to accept a total of 262,415 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

On March 14, 2004, Todd Tarrico invested $25,000 in the company. On March 29, 2005, the Company reached an agreement with Mr. Tarrico under which he agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

On March 14, 2004, Michael Vickers invested $134,000 in the company. On March 29, 2005, the Company reached an agreement with Mr. Vickers under which he agreed to accept a total of 3,516,364 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

On March 14, 2004, Glenn Wittpenn invested $25,000 in the company. On March 29, 2005, the Company reached an agreement with Mr. Wittpenn under which he agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

On various dates from August, 2002 through October, 2003, William Thomas invested $350,000 in the company in return for various short term notes. In August 2004, the Company entered into settlement agreements with Mr. Thomas under which $480,396 of principal and accrued interest would be converted into 12,625,000 shares to be issued subject to the company's amendment of its articles of incorporation. These shares were issued on March 29, 2005 at an average price of $.036 per share, the closing price on the day prior to the agreement.

On October, 22, 2004, William Thomas invested $295,000 in the company in return for a six month note bearing 15% interest. Pursuant to the note, a one time interest payment of 500,000 shares was due subject to the company's amendment of its articles of incorporation. These shares were issued on March 29, 2005 at a price of $.041 per share, the closing price on the day prior to the note.

Item 8.01

On March 16, 2005 the Board of Directors adopted the ICOA, Inc. 2005 Stock Incentive Plan (the "Plan") as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain directors, officers, advisors, employees and independent consultants of the Company, participating in the Plan.

Pursuant to the Plan, the Board or the Plan Committee of the Board has the authority to grant stock options (both ISO and non-qualified options), restricted stock or other stock-based awards. Employees, Directors and consultants of the Company and its corporate affiliates are eligible to participate. However, grants to officers and directors of the Company do not become effective if the Plan is not approved by shareholders during 2005. Further, the Plan will terminate if it is not approved by shareholders during 2005.

60,000,000 shares of common stock have been reserved for the Plan.

On March 29, 2005, the Board also made grants totaling 22,900,000 shares under the Plan, which vest over 4 years, at an exercise price of $.05 per share, which was the closing price on the day before the grants were made. This total includes the following grants to Officers and Directors:


       Individual                                              # of Shares
       ----------                                              -----------
   Richard Schiffmann, President                                5,000,000
       Erwin Vahlsing, CFO and Director                         2,400,000
     Steven M. Harris, Director                                 1,200,000

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:    March 31, 2005

                                                 ICOA, Inc.


                                                 By: /s/ Erwin Vahlsing, Jr.
                                                     ---------------------------
                                               Name: Erwin Vahlsing, Jr.
                                              Title: Treasurer and CFO